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                                                                   EXHIBIT 10.39

                             FORM OF FIRST AMENDMENT
                                     TO THE
                   DOVE AUDIO, INC. 1994 STOCK INCENTIVE PLAN


                                      FIRST

         The Plan is hereby renamed the "Dove Entertainment, Inc. 1994 Stock Incentive Plan," and all references to "Dove Audio, Inc." in the Plan are hereby amended to refer to "Dove Entertainment, Inc."

                                     SECOND

         The definition of "Committee" in Section 1.1(i) of the Plan is hereby amended in its entirety, to read as follows:

                  (i) "Committee" shall mean either a committee appointed by the Board, consisting of two or more members, each of whom is a Non-Employee Director, or the entire Board if each member is a Non-Employee Director (except as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act). If there are two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, then the Committee shall consist only of such members.

                                      THIRD

         Section 1.1 of the Plan is hereby amended by deleting the definition of "Disinterested" in Section 1.1(m) in its entirety, and the remaining subsections of Section 1.1 are hereby renumbered accordingly, to the extent necessary.

                                     FOURTH

         Section 1.1 of the Plan is hereby amended by adding the following definition thereto as Section 1.1(r), and the remaining subsections are hereby renumbered accordingly, to the extent necessary:

                  (r) "Non-Employee Director" shall mean a Non-Employee Director within the meaning of the applicable regulatory requirements promulgated under Section 16 of the Exchange Act.


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                                      FIFTH

         Section 2.3 of the plan is hereby amended in its entirety to read as follows:

                  Awards may be granted only to Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

         Section 2.4 of the Plan is hereby amended in its entirety, to read as follows:

         2.4      Stock Subject to the Plan

                  The stock to be offered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 250,000 shares (750,000, effective as of October 30, 1996), subject to adjustment as set forth in Section 7.2; provided that any Stock Appreciation Rights granted concurrently in accordance with Section 4.1 are not subject to the foregoing limitation. If an Option and any Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased or nontransferred shares subject thereto shall again be available for purposes of this Plan; provided, however, that the counting of shares subject to Awards granted under the Plan against the number of shares available for further Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option and any Stock Appreciation Right granted to any Eligible Person who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated thereunder, that is canceled, the number of shares subject to such Option and Stock Appreciation Right shall continue to count against the maximum number of shares which may be the subject of Options and Stock Appreciation Rights granted to such Eligible Person. For purposes of the preceding sentence, if, after grant, the exercise price of an Option and/or the base amount of any Stock Appreciation Right is reduced, such reduction shall be treated as a cancellation of such Option and Stock Appreciation Right and the grant of a new Option and Stock Appreciation Right (if any), and both the cancellation of the Option and Stock Appreciation Right and the new Option and Stock Appreciation Right shall reduce the maximum number of shares for which Options and Stock Appreciation Rights may be granted to the holder of such Option and Stock Appreciation Right, to the extent required by
         Section 162(m) of the Code and the regulations promulgated thereunder.

                                      SIXTH

         The first sentence of Section 2.5 of the Plan is hereby amended in its entirety, to read as follows:

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                  Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award; provided, however, that no Eligible Person may be granted Options and Stock Appreciation Rights relating in the aggregate to more than 250,000 shares of Common Stock (subject to adjustment as provided in Section 7.2) in any calendar year; and provided, further, that any shares of Common Stock relating to Stock Appreciation Rights granted concurrently with one or more Options in accordance with
         Section 4.1 shall only be counted once for purposes of such limit.

                                     SEVENTH

         The first sentence of Section 3.4 of the Plan is hereby amended in its entirety, to read as follows:

                  Except as otherwise provided in Section 7.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement, and thereafter shall remain exercisable until the expiration or earlier termination of such Option.

                                     EIGHTH

         Section 4.2(d) of the Plan is hereby amended in its entirety, to read as follows:

                  (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement.

                                      NINTH

         The second sentence of Section 5.1 of the Plan is hereby amended in its entirety, to read as follows:

                  Each Restricted Stock Award Agreement shall specify the number of shares of common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for shares and the restrictions imposed on such shares.

                                      TENTH

         The second sentence of Section 6.1 of the Plan is hereby amended in its entirety, to read as follows:

                  A Performance Share Award Agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if

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         any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based.

                                    ELEVENTH

         The first sentence of Section 7.4 of the Plan is hereby amended in its entirety, to read as follows:

                  Unless prior to an Event the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated upon the occurrence of an Event (i) each Option and each Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant.

                                     TWELFTH

         Section 7.7(b) of the Plan is hereby amended in its entirety, to read as follows:

                  (b) If an amendment would (i) materially increase the benefits accruing to Participants within the meaning of Rule 16b-3(a) under the Exchange Act or any successor thereto, (ii) increase the aggregate number of shares which may be issued under this Plan or to any individual, (iii) modify the requirements of eligibility for participation in this Plan, or (iv) require shareholder approval in order to qualify Options and Stock Appreciation Rights as "performance-based compensation," within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, the amendment shall be approved by the Board or the Committee and a majority of the shareholders. If the provisions of Rule 16b-3 under the Exchange Act or any successor thereto or Section 162(m) of the Code and the regulations promulgated thereunder are amended after the effective date of this Plan to permit the amendment of stock option plans without compliance with the shareholder approval requirements then set forth therein, the foregoing restrictions on the ability of the Board and the Committee to amend the Plan shall terminate to the extent such approval is no longer required thereunder (or under any other applicable law or regulation), and the Board and the Committee shall thereafter be empowered to amend the Plan without regard to the terminated restrictions in appropriate circumstances.


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